Form N-CSR Item 13(d) Exhibit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-264570 on Form N-2 of our report dated February 20, 2024, relating to the financial statements and financial highlights of Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund (the “Fund”) appearing in this Annual Report on Form N-CSR of the Fund for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 27, 2024